March 20, 2000

Dear Shareholders:

      You are cordially invited to attend our annual meeting of the shareholders of Highlands Bankshares, Inc. on Tuesday, April 11, 2000, at 3:00 p.m., at The Grant County Bank, 1 North Main Street (the "Old Bank Building"), Petersburg, West Virginia.

      Enclosed in this mailing you will find formal notice of the meeting, a proxy and a Proxy Statement detailing the matters upon which the shareholders will act at the annual meeting. Our Company's Annual Report for 1999 is also enclosed.

      We urge you to complete, date and sign the proxy, and return it as soon as possible in the enclosed postage prepaid envelope, even if you intend to attend the meeting. You may revoke your proxy at any time prior to its exercise.

                                    Sincerely,



                                    John G. VanMeter
                                    Chairman of the Board

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                     To the Shareholders of Highlands Bankshares, Inc.


      The annual meeting of shareholders of Highlands Bankshares, Inc. will be held on Tuesday, April 11, 2000, at 3:00 p.m., at The Grant County Bank, 1 North Main Street (the "Old Bank Building"), Petersburg, West Virginia, for the following purposes:

      1. Election of three directors to serve until the annual meeting of shareholders in 2003.

      2. Ratification of the appointment of S. B. Hoover and Company, L.L.P. as independent public accountants for 2000.

      3. Approval of an Amendment to the Company's Articles of Incorporation to increase to 3,000,000 the number of authorized shares of the Company's common stock.

      4. Transaction of other business as may properly come before the meeting.

      Only shareholders of record at the close of business on March 1, 2000 are entitled to notice of and to vote at the annual meeting or any adjournments thereof.

      To assure that your shares are represented at the annual meeting, please complete, date and sign the enclosed proxy, and return it as soon as possible in the enclosed postage prepaid envelope. You may revoke your proxy at any time prior to its exercise.

                               By Order of the Board of Directors

                               Clarence E. Porter
                               Corporate Secretary

March 20, 2000

                            HIGHLANDS BANKSHARES INC.

                                  P.O. Box 929

                         Petersburg, West Virginia 26847

                                 (304) 257-4111

                                 PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation of proxies for use at the annual meeting of shareholders of Highlands Bankshares, Inc. (Highlands or the Company) to be held Tuesday, April 11, 2000, at 3:00 p.m., at The Grant County Bank, 1 North Main Street (the "Old Bank Building"), Petersburg, West Virginia, and at any adjournments thereof (Annual Meeting). The accompanying proxy is solicited by the Board of Directors of the Company (the Board). The principal executive offices of the Company are located at 3 North Main Street, Petersburg, West Virginia 26847. The approximate mailing date of the Proxy Statement and the accompanying proxy is March 20, 2000.

      The cost of the solicitation of proxies will be borne by the Company. Solicitations will be made only by the use of the mail, except that, if necessary, officers, directors and regular employees of the Company, or its affiliates, may make solicitations of proxies by telephone, telegraph or by personal calls. Brokerage houses and nominees may be requested to forward the proxy solicitation material to the beneficial owners of the stock held of record by such persons, and the Company may reimburse them for their charges and expenses in this regard.

      All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with any instructions thereon. Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting thereof.

      The 1999 Annual Report to shareholders, including current financial statements, is being mailed to the Company's shareholders concurrently with this Proxy Statement but should not be considered proxy solicitation material.

      Interested shareholders may obtain without charge a copy of the Company's Form 10-KSB, as filed with the Securities and Exchange Commission, upon written request to Clarence E. Porter, Corporate Secretary, Highlands Bankshares, Inc., P.O. Box 929, Petersburg, West Virginia 26847.

                      OUTSTANDING SHARES AND VOTING RIGHTS

      Only shareholders of record at the close of business on March 1, 2000, will be entitled to vote at the Annual Meeting. As of such date, the Company had outstanding 501,898 shares of its common stock, $5 par value (Common Stock), each of which is entitled to one vote at the Annual Meeting. Cumulative voting rights are available for the election of directors, as further described in this Proxy Statement.

      Any number of shareholders holding together a majority of the stock outstanding, who are either present in person or represented by proxy at the Annual Meeting, shall constitute a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for purposes of establishing a quorum. Abstentions and shares held of record by a broker or its nominee (Broker Shares) which are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. Conversely, Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present.

      If a quorum is established, directors will be elected by a plurality of the votes cast by shareholders in person or by proxy at the Annual Meeting. The appointment of the independent public accountants and approval of the amendment to the Articles of Incorporation will be approved if the votes cast in favor exceed the votes cast opposing. Votes that are withheld and Broker Shares that are not voted will not be included in determining the number of votes cast.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

      The following table sets forth the name and address of, and number and percentage of shares of Common Stock held as of March 1, 2000 by, each of the Company's directors and executive officers and all of the Company's directors and executive officers as a group. To the best of the Company's knowledge, no person is the beneficial owner of more than 5% of the Company's common stock.

                                        Amount Beneficially      Percent of
Name of Owner                                  Owned                Class

Leslie A. Barr, Director and President        1,940 1                 *
Thomas B. McNeill, Sr., Director              5,341 2               1.1%
George B. Moomau, Director                    7,740 3               1.5%
Clarence E. Porter, Director and
     Secretary/Treasurer                        112 4                 *
Courtney R. Tusing, Director                    816 5                 *
John G. VanMeter, Director                   21,100 6               4.2%
Jack H. Walters, Director                     3,608 7                 *
L. Keith Wolfe, Director                      2,860 8                 *
                                               -----

All of the eight directors and each          43,517                 8.7%
of the two executive officers of the
Company, as a group

*     Denotes less than 1% of class
------------------------

      1 Includes 940 shares owned directly and 1,000 shares owned jointly with his wife.
      2 Includes 3,072 shares owned directly, and 2,269 shares held by his wife over which he holds no voting or dispositive powers.

      3 Includes 100 shares owned directly and 7,640 shares held by his wife over which he holds no voting or dispositive powers.

      4 Includes 100 shares owned directly and 12 shares held by his wife over which he holds no voting or dispositive powers.

      5 Includes 816 shares owned directly.

      6 Includes 11,100 shares owned directly and 10,000 shares owned by his wife over which he holds no voting or dispositive powers.

      7 Includes 3,508 shares owned directly and 50 shares held as co-guardian for each of his two minor children.

      8 Includes 2,610 shares owned directly, 100 shares held jointly with each of his two minor children, and 50 shares held by his wife over which he holds no voting or dispositive powers.

PROPOSAL ONE              ELECTION OF DIRECTORS

        The term of office for the current Class B directors expires at the Annual Meeting. The Board of Directors has nominated such directors, namely, Thomas B. McNeill, Sr., L. Keith Wolfe and Clarence E. Porter for election, for a three year term, by the shareholders at the Annual Meeting.

        In the election of directors, the Company's shareholders shall have as many votes as the number of shares they own, multiplied by the number of directors to be elected. When voting by proxy or in person at the Annual Meeting, shareholders may do one of the following:

        1. A shareholder may vote FOR all of the director nominees. If the shareholder wishes to withhold authority as to certain nominees, however, he may do so by writing the name of the person or persons for whom he does not want to vote in a space provided on the proxy.

        2. A shareholder may WITHHOLD AUTHORITY to vote for all of the director nominees, in which case none of the nominees receives any of the shareholder's vote.

        3. A shareholder may CUMULATE all of his votes for one director nominee or distribute them among as many nominees as he chooses. For example, the election of three directors entitles a shareholder who owns 100 shares of stock to 300 votes. The shareholder may vote all 300 votes for one director nominee, or may allocate his votes among two or more of the nominees. Shareholders wishing to cumulate their vote on the enclosed proxy should direct that their votes be cumulated on behalf of the directors for whom they vote by writing the name of the director or directors in the space provided on the proxy and indicating the number of votes to be cast for each such director.

        It is the intention of the persons named as proxies in the accompanying form of proxy, unless instructed otherwise, to vote for the election of all of the nominees for directors set forth below. If any nominee should become unavailable to serve, the proxy may be voted for the election of a substitute nominee designated by the Board. The Board has no reason to believe any of the nominees will be unable to serve if elected.

The Board recommends election of each of the nominees set forth below.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

        The following information, including the principal occupation during the past five years, is given with respect to the three director nominees and the five directors continuing in office.

------------------------------------------------------------------------------
Name and Position              Director           Principal Occupation
with the Company        Age      Since         During the Last Five Years

                                DIRECTOR NOMINEES
                                Class B Directors
            (to serve until the 2003 annual meeting of shareholders)

Thomas B. McNeill, Sr.   73       4/97  Chairman of the Board of Capon Valley
                                        Bank since July 1995; Retired Insurance
                                        Agent

L. Keith Wolfe           73       5/85  Owner of Petersburg Motor Company

Clarence E. Porter       51       4/92  President and Chief Executive Officer of
Secretary/Treasurer                     The Grant County Bank since August 1991;
                                        Vice President of The Grant County Bank
                                        from August 1988 until August 1991

                          DIRECTORS CONTINUING IN OFFICE
                                 Class C Directors
              (to serve until the 2001 annual meeting of shareholders)

Jack H. Walters           52      7/87  Attorney at Law; Partner, Walters &
                                        Krauskopf

Leslie A. Barr            62      7/87  President and Chief Executive Officer
President                               of Capon Valley Bank since August 1985

George B. Moomau          79      5/85  Chairman of the Board of The Grant
                                        County Bank since October 1988; prior
                                        thereto, President of The Grant County
                                        Bank

                                 Class A Directors
              (to serve until the 2002 annual meeting of shareholders)

John G. VanMeter           62     5/85  Attorney at Law; Partner, VanMeter &
Chairman of the Board                   VanMeter

Courtney R. Tusing         74     8/95  Retired; President and Chairman of the
                                        Board of First United National Bank &
                                        Trust and First United Corp.



Board Meetings and Compensation

        The Board met 12 times during 1999. Each director attended at least 75 of the aggregate of (i) the total number of meetings held by the Board and (ii) the total number of meetings held by the committee on which the director served. Directors received $250.00 for attending Board meetings, and $100.00 for attending committee meetings not held in conjunction with Board meetings. For 1999, the Company had a Compensation Committee which consisted of John G. VanMeter, Jack H. Walters and Courtney R. Tusing, and which met once during 1999. The Compensation Committee reviews and recommends to the Board salaries for the executive officers of the subsidiary banks for the upcoming year. The Company did not have a standing audit or nominating committee.

Compliance with Section 16(a) of the Securities Exchange Act

        To the Company's knowledge, all statements of beneficial ownership required to be filed during 1999 were timely filed.

Certain Related Transactions

        Loans made by the Grant County Bank and Capon Valley Bank to directors, director nominees and their affiliates were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

                             EXECUTIVE COMPENSATION

        The Summary Compensation Table below sets forth the compensation of the Chief Executive Officer of The Grant County Bank and Capon Valley Bank, the Company's two wholly-owned bank subsidiaries, for the last three years. No other executive officers received cash compensation in excess of $100,000 in 1999.

                           Summary Compensation Table

                                                                     Other
Name and                                  Annual Compensation     ompensation 2
Principal Position                     Year  Salary($)1 Bonus($)     ($)


Clarence E. Porter                     1999   $108,855     $0       $33,617
   Secretary/Treasurer of Company;     1998    100,151      0        20,852
   President and Chief Executive       1997     97,182      0        18,129
   Officer of The Grant County Bank

Leslie A. Barr                         1999   $101,207     $0       $17,374
   President of Company;               1998     96,550      0        15,192
   President and Chief Executive       1997     92,025      0        12,655
   Officer of Capon Valley Bank
------------------------

      1 Includes base salary and director  fees.  For the last fiscal year,  Mr.
        Porter received a base salary of $96,505 from Grant County Bank, and Mr. Barr received $91,507 from Capon Valley Bank. Mr. Porter earned director fees of $2,950 from the Company and $9,400 from Grant County Bank; Mr. Barr earned director fees of $3,000 from the Company and $6,700 from Capon Valley Bank.

      2 Includes contributions by Grant County Bank and Capon Valley Bank to their Profit Sharing 401(k) Plans on behalf of Messrs. Porter and Barr of $4,678 and $14,967, respectively, and the subsidiaries' contributions to the Company's Employee Stock Ownership Plan, of which $2,450 was allocated to each of Mr. Porter and Mr. Barr. Also includes, for Mr. Porter, Grant County Bank's contribution to its Defined Benefit Plan, and the dollar value of the benefit to Mr. Porter under Grant County Bank's split dollar life insurance arrangement.

PROPOSAL TWO           APPOINTMENT OF INDEPENDENT
                           PUBLIC ACCOUNTANTS

        S. B. Hoover and Company, L.L.P. of Harrisonburg, Virginia, were auditors for 1999 and are being recommended to the Company's shareholders for appointment as auditors for 2000. A representative of S. B. Hoover and Company is expected to attend the Annual Meeting with the opportunity to make a statement or to respond to appropriate questions from shareholders.

         The Board recommends that shareholders vote "FOR" Proposal Two.

PROPOSAL THREE    AMENDMENT TO THE ARTICLES

                          OF INCORPORATION TO INCREASE
                             AUTHORIZED COMMON STOCK

        The Board of directors has approved, and recommends to the shareholders that they approve, an amendment to the Corporation's Articles of Incorporation to increase the number of authorized shares from 1 million to 3 million.

        As of March 1, 2000, the Corporation had 501,898 of its 1 million authorized shares issued and outstanding. Increasing the number of shares authorized would provide greater flexibility to raise capital through the sale of additional shares of stock. The additional shares of stock could also be used to effect stock splits or in connection with employee benefit plans.

        Increasing the number of shares of authorized common stock would enable the Corporation to issue stock, in many situations, without further shareholder involvement. Although the authorization of additional shares of common stock would have no immediate effect on existing shareholders, the future issuance of additional shares of common stock may reduce the proportionate ownership interest of each shareholder of the Corporation.

        The Board recommends that shareholders vote "FOR" Proposal Three.

                             SHAREHOLDER PROPOSALS

        Proposals of shareholders intended to be presented at the Company's 2001 Annual Meeting must be received by the Secretary of the Company, at its principal executive offices, 3 North Main Street, Petersburg, West Virginia 26847, for inclusion in its Proxy Statement relating to the meeting, by November 21, 2000.

                               By Order of the Board of Directors

                               Clarence E. Porter
                               Corporate Secretary

March 20, 2000